AMENDMENT TO THE GEHL COMPANY
RETIREMENT INCOME PLAN “B”
December 15, 2006

Section 2.01(p) of Plan B is amended by the addition of the following at the end thereof:

Effective January 1, 2007, the Executive Officers of the Company as of such date (i.e., William D. Gehl, Malcolm F. Moore, Thomas M. Rettler, Michael J. Mulcahy, Kenneth H. Feucht, Daniel M. Keyes, Daniel L. Miller and James J. Monnat) shall cease to be eligible to be “Employees” and shall be treated for all purposes under the Plan pursuant to the rules of Section 3.06(c) for a Participant who transfers to a non-Employee status.

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